                            STOCK PURCHASE AGREEMENT



                                    BETWEEN



                     BATM ADVANCED COMMUNICATIONS LIMITED,



                                      AND



                               WORLD ACCESS, INC.



                                FEBRUARY 2, 2000
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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into and made effective this 2nd day of February, 2000 (the "Effective Date"), by and between WORLD ACCESS, INC., a Delaware corporation with its principal place of business in Atlanta, Georgia (the "Seller"), and BATM ADVANCED COMMUNICATIONS LIMITED, an Israeli corporation with its principal place of business in Ros Ha'ayn, Israel (the "Buyer").


                              W I T N E S S E T H:

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of Telco Systems, Inc., a Delaware corporation (the "Company," which term, unless the context otherwise requires, shall include the majority owned subsidiaries of the Company but shall not include World Access Investment Corp.);

         WHEREAS, Dr. Zvi Marom, a significant shareholder of the Buyer, has entered into a Voting Agreement dated as of the date hereof, pursuant to which he agrees to vote in favor of the transactions contemplated by this Agreement; and

         WHEREAS, upon and subject to the terms and conditions contained herein, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the issued and outstanding capital stock of the Company (the "Transaction").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, promises and covenants contained herein and upon and subject to the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE 1: SALE OF SHARES

         SECTION 1.1       PURCHASE AND SALE OF SHARES OF THE COMPANY.

         The Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign and deliver to the Buyer, at the Closing (as hereinafter defined), all of the issued and outstanding shares of capital stock of the Company, which consists of 100 shares of common stock, $0.01 par value per share (the "Shares").

         SECTION 1.2       PURCHASE PRICE.

         The aggregate purchase price (the "Purchase Price") to be paid by the Buyer for the Shares shall equal (i) Two Hundred Sixty Million Eight Hundred Thousand Dollars ($260,800,000) (the "Closing Cash Payment"), plus (ii) 960,000 Ordinary Shares, .10 NIS per share, of the Buyer (the "Buyer Shares"). At the Closing, the Buyer shall deliver to the Seller certificates representing the Buyer Shares and pay to the Seller the Closing Cash Payment by wire transfer of immediately available funds in United States currency.

         SECTION 1.3       ADJUSTMENT FOR INTERCOMPANY BALANCE.

                  (a) The parties agree that the Company's cash and short-term investments in the amount of $3,970,587 shown on the Company's unaudited December 31, 1999, balance sheet shall belong to the Seller, and that for purposes of determining the Intercompany Balance as of the Closing Date, the Intercompany Balance as of December 31, 1999 shall be deemed to be $0. For purposes of this Agreement, "Intercompany Balance" shall mean the net amount shown on the Company's balance sheet as owed to the Company by the Seller and its subsidiaries (other than the Company), on the one hand, or owed to the Seller and its subsidiaries (other than the Company) by the Company, on the other.

                  (b) The parties further agree that, during the period from January 1, 2000 through and including the Closing Date, all expenditures by the Seller or any of its subsidiaries incurred on behalf of the Company are subject to the Buyer's prior written approval. The Buyer acknowledges that the Seller pays certain direct expenses of the Company in the Ordinary Course of Business, including, but not limited to, payroll expenses, payroll taxes and insurance. The Intercompany Balance shall not include any direct expenses paid by the Seller on behalf of entities other than the Company and its subsidiaries, such other entities including those referred to in Section 9.1(f).

                  (c) Two (2) business days prior to the Closing Date, the Seller shall provide the Buyer with a statement, as of the Closing Date, of the Intercompany Balance and of all intercompany transactions between the Seller and its subsidiaries (other than the Company), on the one hand, and the Company, on the other, since January 1, 2000 (the "Intercompany Balance Statement"). On the Closing Date, if the Intercompany Balance is owed to the Seller, the Company shall pay such amount to the Seller, and if the Intercompany Balance is owed to the Company, the Seller shall pay such amount to the Company.

                  (d) The Buyer and the Seller shall use good faith efforts to resolve any dispute involving the amount shown on the Intercompany Balance Statement. If the Seller and the Buyer fail to agree on the proper amount, then the Buyer shall set forth in writing its determination of the Intercompany Balance, and the parties shall submit the dispute for resolution to an independent, "Big Five" public accounting firm, jointly selected by the Buyer and the Seller, which has no prior relationship with the Buyer or the Seller (the "Accountant"). The Accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the Accountant shall be shared equally by the Buyer and the Seller.

         SECTION 1.4       TRANSFER OF SHARES.

         At the Closing, the Seller shall deliver to the Buyer certificates evidencing the Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers.



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

              ARTICLE 2: SELLER'S REPRESENTATIONS AND WARRANTIES

         The Seller hereby represents and warrants to the Buyer as of the date hereof the following:

         SECTION 2.1       ORGANIZATION OF THE SELLER.

         The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified and the absence of such qualification would have a Material Adverse Effect (as hereinafter defined) on the Company.

         SECTION 2.2       POWER AND AUTHORITY OF THE SELLER.

         The Seller has the right, power and capacity to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby together with all other agreements to be signed or delivered at the Closing (the "Transaction Agreements") and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Transaction Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by the Seller and constitute the Seller's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

         SECTION 2.3       OWNERSHIP OF THE SHARES.

         The Seller owns, of record and beneficially, good and valid title to the Shares. The Shares (i) are validly issued, fully paid and non-assessable; and (ii) are free and clear of any liens, restrictions, claims, rights of first refusal, options or encumbrances. Upon consummation of the Closing, the Buyer shall have obtained good and valid title to the Shares, free and clear of any liens, restrictions, claims, rights of first refusal, options or encumbrances. The Seller has full and exclusive power, right and authority to vote the Shares. The Seller is not a party to or bound by any agreement affecting or relating to its right to transfer or vote the Shares.

         SECTION 2.4       ORGANIZATION OF THE COMPANY.

                  (a) Telco Systems Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state in which the



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

conduct of its business or the ownership of its properties and assets requires it to be so qualified and the absence of such qualification would have a Material Adverse Effect on the Company. The Seller has provided to the Buyer true and correct copies of the Company's Certificate of Incorporation and bylaws.

                  (b) Section 2.4 of the Disclosure Schedule sets forth an accurate and complete list of the name, jurisdiction of incorporation and capitalization of each subsidiary of the Company. Except as set forth in
Section 2.4 of the Disclosure Schedule, the Company neither owns, nor has any commitment or agreement to acquire any equity securities of any other corporation, partnership, limited liability company or other entity. Without limiting the generality of foregoing, the Company owns no assets, and is not responsible for any liabilities or obligations related to any of the matters referred to in Section 9.1(f).

                  (c) Except as set forth in Section 2.4 of the Disclosure Schedule, all of the outstanding capital stock of each subsidiary of the Company is owned directly by the Company, free and clear of all options, liens, claims, charges or encumbrances of any kind. There are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any subsidiary of the Company to any person, other than as contemplated by Section 6.8 hereof, and all outstanding shares of capital stock or other equity securities of each subsidiary of the Company are validly issued, fully paid and nonassessable.

                  (d) Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as it is now being conducted and to own and lease the property and assets that it now owns and leases. Each subsidiary of the Company is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned or leased or the nature of the business conducted by such subsidiary makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. The copies of the Certificate of Incorporation and bylaws (or other organizational documents) of each subsidiary of the Company, as heretofore delivered by the Seller or the Company to the Buyer, are complete and correct copies of such instruments as currently in effect.

         SECTION 2.5       AUTHORIZED AND OUTSTANDING STOCK.

         The authorized capital stock of the Company consists of 1000 shares of common stock of which only the Shares are issued and outstanding. The Shares are validly issued, fully paid and non-assessable. There are no shares of capital stock of the Company held in the treasury of the Company. There is not outstanding, nor is the Company bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring the Company to issue, or entitling any person or entity to acquire, any additional shares of capital stock or any other equity security of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and the Company is not obligated to issue or transfer any shares of its capital stock for any purpose. There are no outstanding



                                       4
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obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

         SECTION 2.6       CONFLICTS; REQUIRED CONSENTS.

         Subject to obtaining the consents and approvals and making the filings described in Section 2.6 of the Disclosure Schedule and except, in the case of clauses (ii), (iii) and (iv), for such matters that would not have a Material Adverse Effect on the Company, the execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated herein by the Seller, will not directly or indirectly (with or without notice or lapse of time): (i) violate or conflict with any of the provisions of any charter document or bylaws of the Seller; or (ii) violate, conflict with or result in a breach or default under or cause termination, or give rise to any right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, any term or condition of any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which either the Seller or the Company is a party or by which either the Seller or the Company or any of their properties may be bound; (iii) violate any provision of law or any valid and enforceable court order or ruling of any governmental authority, to which either the Seller or the Company is a party or by which any of their properties may be bound; or (iv) result in the creation or imposition of any lien or other encumbrance upon any of the Company's properties or assets. Except as set forth in Section 2.6 of the Disclosure Schedule, no consent, approval, or authorization of, or filing with, any governmental or regulatory authority or, except for such matters that would not have a Material Adverse Effect on the Company, any other party, is required to be obtained in connection with the execution of this Agreement or the Transaction Agreements or the consummation of the transactions contemplated thereby.

         SECTION 2.7       FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED
                           LIABILITIES.

         The Seller has furnished the Buyer with the audited balance sheet of the Company as of August 31, 1998 and the related audited statements of income, retained earnings and cash flows for the 12-month period then ended, including the notes thereto (the "Audited Financial Statements"), and the unaudited balance sheets of the Company as of December 31, 1998 and December 31, 1999 and the related unaudited statements of income for the periods then ended, (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). The Unaudited Financial Statements are attached hereto as Exhibit 2.7. The Financial Statements fairly present, in all material respects, the financial position, results of its operations, changes in Stockholders' equity and cash flow of the Company as of the respective dates and for the periods referred to in such financial statements and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except that the unaudited financial statements for the year ended December 31, 1999 are subject to non-material audit adjustments. Except as and to the extent reserved against on the Unaudited Financial Statements or as shown in Section 2.7 of the Disclosure Schedule, as of December 31, 1999, the Company had no material liabilities or obligations, whether known or unknown and whether absolute, accrued, contingent, or otherwise. Since December 31, 1999, the Company has not incurred any liabilities or obligations, whether absolute, accrued, contingent or otherwise, except for liabilities and obligations incurred by the Company in the Ordinary Course of



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Business or as reflected in Section 2.7 of the Disclosure Schedule. For purposes of this Section 2.7, the parties agree that liabilities in connection with product liability claims or employment benefit claims shall not constitute liabilities in the Ordinary Course of Business.

         SECTION 2.8       EVENTS SUBSEQUENT TO DECEMBER 31, 1999.

         Since December 31, 1999 (the "Most Recent Balance Sheet Date"), there has been no change in the business, operations, properties, prospects, assets or financial condition of the Company which would have a Material Adverse Effect on the Company and no event has occurred or circumstance exists that could reasonably be expected to have a Material Adverse Effect on the Company, other than changes resulting from developments or occurrences relating to or affecting applicable law, the economy or financial markets in general, or any industry in which the Company operates, in general, and not specifically and solely relating to the Company, or other changes that are the result of actions taken by the Buyer prior to the Closing Date or actions taken as contemplated herein or in the other agreements contemplated hereby that have an effect on the Company. Since the Most Recent Balance Sheet Date, the Company has operated only in the Ordinary Course of Business in all material respects and the Company has not:

                  (a) suffered any damage or destruction adversely affecting the properties, assets, business, financial condition or prospects of the Company (whether or not covered by insurance) which individually or in the aggregate had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (b) incurred or discharged any obligation or liability, except in the Ordinary Course of Business;

                  (c) created or assumed any mortgage, lien, security interest, or other encumbrance on its assets, except for the security interests, easements or other encumbrances described in Section 2.8 of the Disclosure Schedule and liens for taxes not yet due and payable;

                  (d) sold, transferred or otherwise disposed of any of its assets, except in the Ordinary Course of Business;

                  (e) waived any claims or rights, except any waiver which did not have and could not reasonably be expected to have a Material Adverse Effect on the Company;

                  (f) entered into, amended or terminated any material contract, lease or permit except in the Ordinary Course of Business;

                  (g) acquired any assets which are material, individually or in the aggregate, to the business of the Company, except in the Ordinary Course of Business; or

                  (h) changed the Company's authorized or issued capital stock; granted any stock options or rights to purchase shares of capital stock of the Company; issued any securities convertible into such capital stock; granted any registration rights; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;



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                  (i) amended the Company's Certificate of Incorporation or
bylaws;

                  (j) except in the Ordinary Course of Business, paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entered into any employment, severance, or similar contract with any director, officer, or employee;

                  (k) made any material change in the accounting methods used by the Company; or

                  (l) agreed to take any action described in this Section 2.8.

         SECTION 2.9       TITLE TO, CONDITION AND SUFFICIENCY OF ASSETS.

Except for Permitted Liens, the Company has good and valid title to, or a valid leasehold interest in, all personal property owned, leased or used by the Company, free and clear of all material liens, charges and encumbrances, except for Permitted Liens. Except for liens in connection with the Credit Agreement referred to in Section 7.10 hereof, the release of which is a condition to the Buyer's obligations to consummate the Transaction, the existence of the Permitted Liens, taken individually or in the aggregate, would not have a Material Adverse Affect on the Company. No assets have been transferred between the Seller and Company since the Most Recent Balance Sheet Date. The Seller shall not transfer to the Buyer any assets or liabilities other than those of the Company and those of the subsidiaries listed in Section 2.4 of the Disclosure Schedule. The buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair, are reasonably sufficient for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures and equipment of the Company are sufficient in all material respects for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing. "Permitted Liens" shall mean any of the following, to the extent incurred in the Ordinary Course of Business (i) the security interests, easements or other encumbrances described in Section 2.9 of the Disclosure Schedule; (ii) liens in connection with workers' compensation, unemployment insurance or other social security obligations; (iii) deposits, pledges or liens to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature; (iv) mechanics', workers', carriers', warehousemen's, materialmen's, landlords' or other like liens with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted; (v) liens for taxes, assessments, fees or governmental charges or levies not yet due and payable, and (vi) liens for due but unpaid state taxes as set forth in Section 2.22 of the Disclosure Statement.

         SECTION 2.10      ACCOUNTS RECEIVABLE.

         Section 2.10 of the Disclosure Schedule sets forth a true and complete list of all accounts receivable of the Company as of the Most Recent Balance Sheet Date and the aging thereof. All accounts receivable of the Company represent sales actually made or services actually performed in the Ordinary Course of Business and, to the Knowledge of the Seller and except as otherwise listed as uncollectible on Section 2.10 of the Disclosure Schedule, are current and either have



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been collected in full or are collectible in full, subject to the reserve for bad debt shown on the most recent balance sheet, without any setoff except for returns granted in the Ordinary Course of Business.

         SECTION 2.11      INVENTORIES.

         Except as disclosed in Section 2.11 of the Disclosure Schedule, the inventories of the Company as reflected on the most recent balance sheet consist only of items in good condition and salable or usable in the Ordinary Course of Business except to the extent of the inventory reserve included in the Financial Statements, which reserve is adequate for such purpose, and are recorded on such balance sheet in accordance with GAAP applied in a manner consistent with past practices and experience with respect to the time required to sell slow-moving inventory. All inventories not written off have been priced at the lower of cost or net recognizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

         SECTION 2.12      PRODUCT WARRANTIES, DEFECTS AND LIABILITIES.

         Except as set forth in Section 2.12 of the Disclosure Schedule, each product manufactured, sold, leased, or delivered by the Company has been in conformity in all material respects with all applicable federal, state, local, or foreign laws and regulations, contractual commitments and all express and implied warranties, except where a failure to conform, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, and, to the Seller's Knowledge, the Company has no liability for replacement or repair thereof or other damages in connection therewith, except for liabilities incurred in the Ordinary Course of Business. Other than guaranties, warranties and indemnities granted in the Ordinary Course of Business (which guarantees, warranties and indemnities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company), no product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond their standard terms and conditions of sale or lease for such products. To the Seller's Knowledge, the Company has no material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company and, to the Knowledge of the Seller, there has been no inquiry or investigation made in respect thereof by any person or entity.

         SECTION 2.13      NO VIOLATION OF LAW.

         The Company is not in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, relating to its assets or the business in which it is engaged, except for violations, if any, which would not have a Material Adverse Effect on the Company. The Company has received no written notice of any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the business of the Company or its assets in

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connection with any violation or alleged violation of applicable law, except any violation or alleged violation that would not have a Material Adverse Effect on the Company.

         SECTION 2.14      REAL PROPERTY.

         The Company owns no real property. Section 2.14 of the Disclosure Schedule sets forth a list of agreements pursuant to which the Company leases or sub-leases real property ("Leases"). All of the Leases are in full force and effect and have not been modified or amended, and, to the Knowledge of the Seller, there are no disputes, oral agreements or forbearance programs in effect as to the Leases. There has not occurred any default by the Company of any Lease, except for defaults, if any, which would not have a Material Adverse Effect on the Company, and to the Seller's Knowledge, there has not occurred any default thereunder by any other party thereto.

         SECTION 2.15      INTELLECTUAL PROPERTY.

                  (a) Except as set forth on Section 2.15 of the Disclosure Schedule, the Company owns, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or holds adequate licenses or otherwise possesses all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical engineering and marketing data, object and source codes, and techniques used in, or necessary for, the conduct of the Company's business as now conducted (collectively, the "Intellectual Property"), except where the failure to own, license, or otherwise have the right to use such Intellectual Property could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Section 2.15 of the Disclosure Schedule contains an accurate and complete list of (i) all such patents, trademarks, trade names, service marks and registered copyrights, and all applications therefor and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto which are material to the Company (other than licenses of the Intellectual Property granted to end users in the Ordinary Course of Business); and (iii) all material agreements relating to any of the Intellectual Property that the Company is licensed or authorized to use by others. The patents, trademarks and copyrights constituting a part of the Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of the Company.

                  (c) The Company has the right to use all of the Intellectual Property in all jurisdictions in which the Company conducts or proposes to conduct business, except where the failure to have such right would not reasonably be expected to have a Material Adverse Effect on the Company, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

                  (d) Except as disclosed in Section 2.15 of the Disclosure Schedule, no claims have been asserted in writing challenging or questioning the ownership, validity, enforceability, or use by the Company, of the Intellectual Property owned by the Company or, to the Knowledge

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of the Seller, of the Intellectual Property licensed to the Company, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Seller, there is no valid basis for any such claim, and the use or other exploitation by the Company, of the Intellectual Property owned by the Company or, to the Knowledge of the Seller, of the Intellectual Property licensed to the Company, does not infringe on or dilute the rights of any person; and, to the Knowledge of the Seller, no other Person is infringing on the rights of the Company with respect to any of the Intellectual Property.

                  (e) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other confidential information.

                  (f) To the Knowledge of the Seller, the Seller and the Company have delivered to the Buyer all material documents with respect to any invention, process, design, computer program, or other know-how or trade secret included in the Intellectual Property.

         SECTION 2.16      LITIGATION.

         Section 2.16 of the Disclosure Schedule sets forth all litigation, suits, actions, investigations, indictments or informations, or proceedings or arbitrations pending, or to the Knowledge of the Seller, threatened, before any court, arbitration tribunal, or judicial, governmental or administrative agency, against the Company or against the Seller relating to the business or the assets of the Company that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, or awards against the Company or against the Seller relating to the business or the assets of the Company that would have a Material Adverse Effect on the Company or that challenge, or that may have the effect of preventing, delaying or otherwise interfering with any of the transactions contemplated by this Agreement or the Transaction Agreements.

         SECTION 2.17      EMPLOYEE BENEFIT PLANS.

                  (a) Section 2.17 of the Disclosure Schedule sets forth a complete list of each Employee Benefit Plan. To the extent the Buyer has requested, the Company has provided to the Buyer true and correct copies of (i) each Employee Benefit Plan, (ii) the most recent Forms 5500 filed with respect to each Employee Benefit Plan, and (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Employee Benefit Plan. The Employee Benefit Plans are in material compliance with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws and have been administered in accordance with their terms and such laws, except where the failure to so comply or be administered would not reasonably be expected to have a Material Adverse Effect on the Company. Each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401 of the Code has a favorable determination letter as to its qualification, and, to the Knowledge of the Seller, nothing has occurred that would cause the loss of such favorable determination.

                  (b) No Employee Benefit Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any ERISA Affiliate (defined as any corporation or trade or business (whether or not incorporated) which would be treated as a member of a controlled group including the Company under Section 4001(a)(14) of ERISA) has sponsored or contributed to any "multiemployer plan." No event or condition has occurred in connection with which the Company or any of its ERISA Affiliates would be reasonably likely to be subject to any material liability, encumbrance or lien with respect to any Employee Benefit Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which the Company or any of its ERISA Affiliates are required to indemnify any person against such liability, where such liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) there are no pending or, to the Knowledge of the Seller, threatened, claims, suits, audits or investigations related to any Employee Benefit Plan and (ii) no Employee Benefit Plan provides post-retirement welfare benefits to any Company Employees other than as required by law.

                  (c) Except as set forth in Section 2.17 of the Disclosure Schedule and except as would not be reasonably likely to result in any material liability, the consummation of the transactions contemplated by this Agreement (alone or in connection with any subsequent event, including a termination of employment) will not (i) accelerate the vesting or payment of any economic benefit provided or made available to any Company Employees, (ii) increase the amount of any economic benefit provided or made available to any Company Employees, or (iii) accelerate or increase the funding obligation of the Company with respect to any Employee Benefit Plan.

         SECTION 2.18      LABOR MATTERS.

                  (a) The Company is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

                  (b) There is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Seller, threatened before the National Labor Relations Board nor, to the Knowledge of the Seller, is there any basis for any such charge or complaint.

                  (c) There is no labor strike, slowdown or work stoppage pending or overtly threatened against the Company.

                  (d) The Company has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues for the past three years or been a party to any arbitration proceeding arising out of or under collective bargaining agreements for the past three years.

                  (e) There is no material charge or complaint pending or, to the Knowledge of the Seller, threatened, against the Company before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency or similar jurisdiction. No employees of the Company are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. During the past three years, to the Knowledge of the Seller, no labor union has engaged in any organizing activities with respect to the Company's employees.

         SECTION 2.19      GOVERNMENTAL PERMITS.

         Section 2.19 of the Disclosure Schedule sets forth a list of all material franchises, approvals, permits, licenses, waivers, orders, registrations, certificates or similar rights obtained from or granted by local, state, federal or foreign governments or agencies, or commissions or departments thereof, or pursuant to any law or regulation applicable to the Company, held by the Company ("Governmental Permits"). Each material Governmental Permit is valid and in full force and effect. The Company is in compliance with all material terms and requirements of each Governmental Permit required to be identified in Section 2.19 of the Disclosure Schedule. Except to the extent that the absence thereof would not have a Material Adverse Effect on the Company, the Governmental Authorizations listed in Section 2.19 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business and own and use its assets in the manner in which the Company currently owns and uses such assets. There is no action pending or, to the Knowledge of the Seller, threatened, seeking the revocation, cancellation, suspension or adverse modification or amendment of any of the Governmental Permits, which action, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 2.20      CONTRACTS.

                  (a) Section 2.20 of the Disclosure Schedule lists:

                           (i) all written and, to the Seller's Knowledge, oral, contracts and other agreements to which the Company is a party, the performance of which will involve consideration, or otherwise have a value, in excess of $100,000;

                           (ii) each licensing agreement or other contract with respect to patents, trademarks, copyrights, or other intellectual property, including material agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                           (iii) each joint venture, partnership, and other contract (however named) involving a sharing or profits, losses, costs, or liabilities by the Company with any other person or entity; and

                           (iv) each contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any person or entity.

                  (b) The Seller has made available to the Buyer, prior to the date hereof, a complete copy of each written contract or other agreement required to be listed in Section 2.20 of the Disclosure Schedule.

                  (c) To the Knowledge of the Seller, all parties to the contracts, commitments, instruments and agreements required to be listed in
Section 2.20 of the Disclosure Schedule have complied with the provisions thereof in all material respects and no party is in material default thereunder.

                  (d) Except as set forth in Section 2.20 of the Disclosure Schedule, the Company is not a party to or bound by any contracts that require payments in excess of $100,000 by any party thereto and are not cancellable by the Company on notice of not longer than 30 days.

                  (e) Subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments required to be set forth in Section 2.20 of the Disclosure Schedule will not be affected in any manner by the execution and delivery of this Agreement and the Transaction Agreements or the consummation of the transactions contemplated hereby or by the Transaction Agreements.

                  (f) Except as set forth in Section 2.20 of the Disclosure Schedule, the Company is not a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancellable by or on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

         SECTION 2.21      CUSTOMERS AND VENDORS.

         Section 2.21 of the Disclosure Schedule sets forth a list of the Company's ten largest customers and vendors in terms of purchases during the 12 months ended December 31, 1999, showing the approximate total purchases by or from the Company during such year. No change has occurred in the business relationship of the Company with any such customer or vendor since January 1, 1999, that could reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 2.22      TAXES.

         Except as disclosed in Section 2.22 of the Disclosure Schedule:

                  (a) the Company or an affiliated, combined or unitary group of which the Company is or was a member (a "Tax Affiliate") with respect to the Company has timely filed with the appropriate federal, state, local, foreign and other governmental agencies all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes as defined herein ("Tax Returns") required to be filed by or with respect to it, its operations and assets, and as of the time of filing, all such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

                  (b) the Company (or a Tax Affiliate on behalf of the Company) has (i) timely paid all Taxes that are due and payable with respect to it, its operations and assets, except for Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been reflected on the Company's unaudited balance sheet as of December 31, 1999, a copy of which has been previously delivered to the Buyer, and (ii) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date;

                  (c) the Company (or a Tax Affiliate on behalf of the Company) has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

                  (d) neither the Company (nor a Tax Affiliate on behalf of the Company) has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

                  (e) to the Knowledge of the Seller or the Company, (i) the United States federal income Tax Returns of the Company have not been examined by the Internal Revenue Service ("IRS"), (ii) the state and local income or franchise Tax Returns of the Company have not been examined by the relevant taxing authority, and (iii) no deficiencies have been proposed, asserted or assessed by any federal, state, local, foreign or other taxing authority that have not been paid;

                  (f) no federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which the Company would be liable;

                  (g) neither the Company (nor a Tax Affiliate on behalf of the Company) has executed or filed with the IRS or any other taxing authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company would be liable and no power of attorney granted by the Company with respect to any Tax matter is currently in force;

                  (h) neither the Company (nor a Tax Affiliate on behalf of the Company) has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign law;

                  (i) the Company is not a party to, bound by or subject to any obligation under any Tax sharing, Tax indemnity, Tax allocation or similar agreement (whether or not written);

                  (j) neither the Company (nor a Tax Affiliate on behalf of the Company) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;

                  (k) no property owned by the Company is property that the Buyer or the Company is or will be required to treat as being owned by another person or entity pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code;

                  (l) neither the Company (nor a Tax Affiliate on behalf of the Company) (i) has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method initiated by the Company; (ii) has Knowledge that the IRS or any taxing authority has proposed any such adjustment or change in accounting method, or (iii) has an application pending with any taxing authority requesting permission for any change in accounting methods that relates to the business and operations of the Company;

                  (m) there is no contract, agreement, plan or arrangement in respect of the Company covering any person or entity that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by the Buyer or the Company by reason of
Section 280G of the Code (or any similar provision of state, local or foreign law);

                  (n) there are no liens for Taxes upon the assets of the Company except for statutory liens for Taxes not yet due;

                  (o) true and complete copies of the consolidated federal income Tax Return filed by the Seller and which included the Company for the taxable period ended December 31, 1998, and the federal and state income Tax Returns of the Company relating to taxable periods ended on August 31, 1997, August 31, 1998 and November 30, 1998 have been delivered or made available to the Buyer; and

                  (p) the Company has not knowingly waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         SECTION 2.23      ENVIRONMENTAL MATTERS.

                  (a) As of the date hereof, no written notice, notification, demand, request for information, citation, summons or complaint has been received or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Seller's knowledge, threatened, by any governmental entity or other person with respect to any (i) alleged violation by the Company of any federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to releases or threatened releases of hazardous substances ("Hazardous Substances") (including, without limitation, releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.

ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Oil Pollution Act (33 U.S.C. ss.ss. 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.ss. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) and all other state laws analogous to any of the above ("Environmental Laws"), or liability thereunder, (ii) alleged failure by the Company to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of its business, or (iii) release of any toxic or otherwise Hazardous Substances which are regulated under Environmental Laws.

                  (b) Except as disclosed in Section 2.23 of the Disclosure Schedule, to the Seller's Knowledge, as of the date hereof, there are no liabilities under any Environmental Laws that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (c) Except as set forth in Section 2.23 of the Disclosure Schedule, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect on the Company, and no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on or are present beneath the properties owned, leased or used by the Company in violation of or which may be required to be investigated or remediated under any applicable Environmental Laws. The environmental compliance programs of the Company comply in all material respects with all Environmental Laws.

                  (d) Except as set forth in Section 2.23 of the Disclosure Schedule, to the Knowledge of the Seller, there are no Hazardous Substances present, and there has been no disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances
(i) on, from or affecting any of the Company's properties, or (ii) for which the Company is or is alleged to be responsible as a result of conduct occurring or conditions existing at or before Closing except those that are used by the Company in the Ordinary Course of Business and are stored and used in compliance with all Environmental Laws.

         SECTION 2.24      INSURANCE.

         The assets, properties and operation of the Company are insured under various policies of general liability and other forms of insurance, all of which are listed in Section 2.24 of the Disclosure Schedule. All such policies are in full force and effect in accordance with their terms, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, no notice of cancellation has been received and there is no existing default or event which, with the giving of notice or the lapse of time or both, would constitute a default thereunder and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. Such insurance policies provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed and for all risks customarily insured against by an entity carrying on the same business as the Company. No risks with respect to the business of the Company have been designed as being self-insured. Neither the Company nor the Seller, in respect of the Company, has been refused any insurance nor has coverage been limited by any insurance carrier to which any of them has applied for such insurance or with which any of them has carried such insurance in the last three years.

         SECTION 2.25      RELATIONSHIPS WITH RELATED PERSONS.

         Subject to Section 10.13 hereof, neither the Seller nor any direct or indirect subsidiary of the Seller or the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Neither the Seller nor any direct or indirect subsidiary of the Seller or the Company owns (of record or as a beneficial owner), any equity interest or any other financial or profit interest in, a person or entity that has had business dealings or a material financial interest in any transaction with the Company. Except as set forth in
Section 2.25 of the Disclosure Schedule, neither the Seller nor any direct or indirect subsidiary of the Seller is a party to any contract with, or has any claim or right against the Company. The Seller has not made any improper allocation of any intercompany services or charges between the Seller and the Company.

         SECTION 2.26      PURCHASE FOR INVESTMENT.

                  (a) The Seller is acquiring the Buyer Shares for its own account and not with a view to the distribution or resale thereof or any interest therein in violation of the Securities Act of 1933 (the "Securities Act") or any applicable state securities laws. The Seller understands that (i) the offer and sale of the Shares has not been registered under the Securities Act or any such laws, (ii) the Shares may not be resold, pledged, or otherwise transferred (a "Transfer") in whole or in part, in a transaction governed by the Securities Act or under the jurisdiction of the Securities Exchange Commission, unless so registered or pursuant to an exemption from registration, and (iii) the certificates representing the Shares shall bear a legend to such effect.

                  (b) In addition, the Seller shall not directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) or otherwise transfer the Buyer Shares, in whole or in part, or any interest therein, for a period of one year following the Closing.

                  (c) The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision with respect thereto. The Seller has had the opportunity to ask questions of, and receive answers from, the Buyer regarding the Buyer's financial condition, results of operations, business, property, management and prospects sufficient to enable it to make an informed investment decision with respect to the Shares.

         SECTION 2.27      DISCLOSURE.

         No representation or warranty by the Seller contained in this Agreement (as modified by the Disclosure Schedule or the certificate to be delivered by the Company pursuant to Section 7.1 hereof) or in any Transaction Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, and, to the knowledge of John D. Phillips, W. Tod Chmar, Mark A. Gergel, or Lindsay Wallace, no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of the Seller to the Buyer or any of its representatives in connection with the Transaction contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements therein not misleading.

               ARTICLE 3: BUYER'S REPRESENTATIONS AND WARRANTIES

         The Buyer hereby represents and warrants to the Seller the following:

         SECTION 3.1       ORGANIZATION OF THE BUYER.

         The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Israel, and has all requisite corporate power and authority to carry on and conduct their businesses as they are now being conducted and to own or lease their properties and assets, and are duly qualified and in good standing in every state and jurisdiction in which the conduct of their businesses or the ownership of their properties and assets requires them to be so qualified and the absence of such qualification would have a Material Adverse Effect on the Buyer.

         SECTION 3.2       POWER AND AUTHORITY OF THE BUYER.

         The Buyer has the right, power and capacity to execute, deliver and perform this Agreement and the Transaction Agreements and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and each of the Transaction Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by the Buyer and constitute the Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or equitable principles.

         SECTION 3.3       CONFLICTS; REQUIRED CONSENTS.

         Subject to obtaining the consents and approvals and making the filings described in Section 3.3 of the Disclosure Schedule and except, in the case of clauses (ii) and (iii), for such matters that would not have a Material Adverse Effect on the Buyer, the execution and delivery of this Agreement by the Buyer, and the consummation of the transactions contemplated herein by the Buyer, will not directly or indirectly (with or without notice or lapse of time): (i) violate or conflict with any of the provisions of any charter document or bylaw of the Buyer; (ii) violate, conflict with or result in breach or default under or cause termination, or give rise to any right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, any term or condition of any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which the Buyer is a party or by which the Buyer or any of its properties may be bound; or (iii) violate any provision of law or any valid and enforceable court order or ruling of any governmental authority, to which either the Buyer is a party or by which the Buyer or any of its properties may be bound. Except as set forth in Section 3.3 of the Disclosure Schedule and except for such matters that would not have a Material Adverse Effect on the Buyer or the Buyer, no consent, approval, or authorization of, or filing with, any governmental or regulatory authority or other party is required to be obtained in connection with the execution of this Agreement or the Transaction Agreements or the consummation of the transactions contemplated thereby.

         SECTION 3.4       LITIGATION.

         There is no litigation, suit, action investigation, indictment or information, or proceeding or arbitration, pending, or to the Buyer's Knowledge, threatened, before any court, arbitration tribunal, or judicial, governmental or administrative agency, against the Buyer relating to the business or the assets of the Buyer that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Buyer or effect the ability of the Buyer to perform its obligations hereunder or which seeks to prevent the consummation of the transactions contemplated herein. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, or awards against the Buyer relating to the business or the assets of the Buyer that would have a Material Adverse Effect on the Buyer or that challenge, or that may have the effect of preventing, delaying or otherwise interfering with any of the transactions contemplated by this Agreement or the Transaction Agreements.

         SECTION 3.5       PURCHASE FOR INVESTMENT.

         The Buyer will be purchasing the Shares for investment purposes only and not with a view to the resale or distribution thereof in whole or in part, and agrees that it will not transfer, sell or dispose of any of the Shares in any manner that will violate the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder. The Buyer further understands that the Shares are not registered or qualified for sale under any federal or state securities laws or regulations and will not be readily marketable. The Buyer acknowledges that no offering statement or prospectus has been issued or delivered and that it has made its own investigation and independent analysis of the transactions provided for herein based upon information furnished to it by the Seller and the Company, provided, however, that the Buyer has relied upon the representations and warranties of the Seller set forth in this Agreement and this Section 3.5 shall not be interpreted to limit that reliance

         SECTION 3.6       VALIDITY OF ISSUANCE.

         The Buyer Shares, when issued in accordance with Section 1.2 hereof, will be duly authorized, validity issued, fully paid and nonassessable.

         SECTION 3.7       AUTHORIZED AND OUTSTANDING STOCK.

         The authorized capital stock of the Buyer consists of 100,000,000 Ordinary Shares, .10NIS per share, of which as of the date hereof, 36,264,140 shares are issued and outstanding. There are no shares of capital stock of the Buyer held in the treasury of the Buyer. Except as set forth in Section 3.7 of the Disclosure Schedule, there is not outstanding, nor is the Buyer bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring the Buyer to issue, or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Buyer, including any right of conversion or exchange under any outstanding security or other instrument, and the Buyer is not obligated to issue or transfer any shares of its capital stock for any purpose. There are no outstanding obligations of the Buyer to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Buyer.

         SECTION 3.8       REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Buyer has filed all material, required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it under the securities laws of the United Kingdom and Israel (collectively, including all exhibits thereto, the "Buyer Reports"). No subsidiary of the Buyer is required to file any form, report, registration statement, prospectus or other document with The London Stock Exchange Limited (the "London Exchange") not otherwise filed with a Buyer Report. None of the Buyer Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Buyer Reports (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Buyer and its subsidiaries as of the respective dates or for the respective periods set forth therein all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such Buyer Reports, as of their respective dates (or as of the date of any amendment to the respective Buyer Report filed prior to the date of this Agreement), complied as to form in all material respects with the applicable requirements of the London Exchange and the rules and regulations promulgated thereunder.

                  (b) Since June 30, 1999, the Buyer and its subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Buyer and its subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than

(i) liabilities incurred in the Ordinary Course of Business or (ii) liabilities (including liabilities incurred in connection with acquisitions of assets or entities by the Buyer) that would not have a Material Adverse Effect on the Buyer.

         SECTION 3.9       VOTE REQUIRED.

         The affirmative vote of holders of the Ordinary Shares representing a majority of the total votes cast at a meeting of the holders of the outstanding Ordinary Shares (the "Required Buyer Vote"), is the only vote of the holders of any class or series of Buyer capital stock necessary to approve the transactions contemplated by this Agreement.

         SECTION 3.10      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except in connection with this Agreement or the transactions contemplated hereby, and except as permitted in subsection (b) of this Section, since June 30, 1999 through and including the date hereof, (a) the Buyer and its subsidiaries have operated, in all material respects, only in the Ordinary Course Business and (b) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on the Buyer, other than any change, circumstance or effect relating (i) to the economy or financial markets in general, or (ii) in general to the industries in which the Buyer and its subsidiaries operate and not specifically relating to the Buyer and its subsidiaries.

                  (b) The parties acknowledge that the Buyer may incur liabilities in connection with acquisitions of assets or entities by the Buyer that would not have a Material Adverse Effect on the Buyer.

         SECTION 3.11      TAXES.

                  (a) (i) All material Tax Returns of the Buyer and its subsidiaries have been filed, or requests for extensions have been timely filed and have not expired; (ii) all Tax Returns filed by the Buyer and its subsidiaries are complete and accurate in all material respects; (iii) all Taxes shown to be due on such Tax Returns or on subsequent assessments with respect thereto have been paid or adequate reserves have been established for the payment of such Taxes, and no other material Taxes are payable by the Buyer and its subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement; (iv) there are no material liens on any of the assets of the Buyer and its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Buyer or its subsidiaries is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established; and (v) there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any Taxes of the Buyer or its subsidiaries that might reasonably be expected to result in a Tax determination which would have a Material Adverse Effect on the Buyer.

                  (b) Neither the Buyer nor any of its subsidiaries is a party to a Tax sharing agreement.

                 ARTICLE 4: PRE-CLOSING COVENANTS OF THE PARTIES

         The Buyer and the Seller agree as follows with respect to the period from the date of this Agreement through the Closing:

         SECTION 4.1       REASONABLE EFFORT; PREPARATION OF SUPPORTING
                           DOCUMENTS.

         Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations, to consummate the transactions contemplated by this Agreement, including without limitation, preparing and making any filings required to be made under applicable law. Each of the parties shall furnish to the other parties such necessary information and reasonable assistance as such other party may request in connection with the foregoing, including all such information regarding the Company and the Seller as the Buyer may request in connection with filings to be made with the London Stock Exchange. In addition to such actions as the parties may otherwise be required to take under this Agreement or applicable law to consummate this Agreement and the transactions contemplated hereby and by the Transaction Agreements, the parties will take such action, furnish such information, and prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time, after the Closing, with respect to compliance with obligations of the Buyer or the Seller in connection with the transactions contemplated hereby or by the Transaction Agreements. Without limiting the generality of the foregoing, the Seller will cause the Company to give all notices to third parties required to comply with Sections 7.4 and 7.5 hereof, and cause the Company to use commercially reasonable efforts to obtain all third party consents required to comply with Sections 7.4 and 7.5 hereof.

         SECTION 4.2       HSR ACT NOTIFICATION.

         The Buyer and the Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby, and the Buyer and the Seller shall bear the costs and expenses of their respective filings. The Buyer and the Seller shall use their respective best efforts to make such filings promptly (and in any event within ten (10) business days) following the date hereof, the Buyer and the Seller shall respond promptly to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date, all to the end of expediting consummation of the transactions contemplated hereby. Each of the Buyer and the Seller shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission and the United States Department of Justice relating to the transactions contemplated hereby, and each of the Buyer and the Seller shall have the right to have a representative present at any such meeting. The Buyer and the Seller shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the other party and its advisors prior to filing, and giving due consideration to their views with respect thereto. Neither the Buyer nor the Seller shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated hereby at the request of any such governmental agency without prior consultation with the other party and due consideration of such party's views with respect thereto.

         SECTION 4.3       PRE-CLOSING ACCESS.

         The Seller shall permit, and the Seller shall cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and upon two (2) days prior notice and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company. The Buyer will treat and hold any such information that constitutes Confidential Information (as defined under the Confidentiality Agreement, dated as of November 9, 1999, between the Buyer and the Seller) it receives from the Seller or the Company in the course of such review in accordance with such agreement. No such investigation by the Buyer or its representatives will affect any of the Seller's representations and warranties in this Agreement.

         SECTION 4.4       TAX MATTERS.

         All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes, sales and excise taxes, arising out of or in connection with the consummation of the transactions contemplated herein shall be shared equally by the Buyer and the Seller.

         SECTION 4.5       CONDUCT OF THE BUSINESS.

         From the date hereof until the Closing Date, except as provided in
Section 4.5 of the Disclosure Schedule or otherwise contemplated or permitted by this Agreement, the Seller shall cause the Company to operate in the Ordinary Course of Business; provided, however, that nothing in this Section 4.5 shall prohibit the Company from taking the actions set forth in Section 6.8 hereof. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, from the date hereof until the Closing Date, the Seller shall cause the Company to:

                  (a) maintain its properties and equipment in substantially the same operating condition and repair as in effect on the date hereof;

                  (b) continue all existing policies of insurance in full force and effect and at least at such levels as are in effect on the date hereof, up to and including the Closing, and not cancel any such insurance or take or fail to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

                  (c) not enter into any material transaction or make or enter into any material contract or commitment, or terminate or amend any material contract or commitment, except in the Ordinary Course of Business, or enter into any contract or commitment with any officer, director, shareholder, consultant or Affiliate outside the Ordinary Course of Business, except as contemplated by this Agreement;

                  (d) use commercially reasonable efforts to preserve its business organization and its current relationships with its employees, suppliers, customers, distributors, advertisers, subscribers and others having business relationships with it and to keep available the services of its employees;

                  (e) except in the Ordinary Course of Business, not grant any increase in the compensation payable to any director, officer or other employee of the Seller;

                  (f) not grant any rights to severance or termination payable to, or enter into any agreement providing benefits upon consummation of the transactions contemplated by this Agreement to, any director, officer, or other employee of the Company, and not contribute or make any commitment to, or representation that it will, contribute any amounts to any Employee Benefit Plan unless expressly required by the terms thereof, or adopt any new Employee Benefit Plan;

                  (g) maintain its books, accounts and records in the Ordinary Course of Business;

                  (h) not incur any obligation or liability, whether absolute, fixed or contingent, except in the Ordinary Course of Business;

                  (i) not terminate, discontinue, close or dispose of any facility;

                  (j) not make any capital expenditures or any commitments for capital expenditures that individually exceed $50,000 or in the aggregate exceed $250,000, except as set forth on the capital expenditure budget for the first six months of the calendar year 2000 set forth in Section 4.5 of the Disclosure Schedule;

                  (k) not transfer, lease or otherwise dispose of any property or assets except in the Ordinary Course of Business;

                  (l) not pay, discharge or satisfy any claim, lien, encumbrance, obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the Ordinary Course of Business;

                  (m) not permit any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any material mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except those in effect on the date of this Agreement;

                  (n) not cancel any debts or waive any claims or rights of substantial value;

                  (o) not reduce the quality or quantity of services provided to customers or change the prices of any of its products or services except in the Ordinary Course of Business;

                  (p) not make any loans, advances or capital contributions to, or investments in any Person, except loans and advances to employees in the Ordinary Course of Business;

                  (q) make any tax election or settle or compromise any material federal, state, local, or foreign income tax liability, or any income tax liability of any other jurisdiction, other than those made in the Ordinary Course of Business and those for which specific reserves have been recorded on the consolidated balance sheet of the Company as of December 31, 1999, and only to the extent of such reserves;

                  (r) not issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (x) any additional shares of capital stock of the Company, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of the Company or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock of the Company or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company, or (y) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

                  (s) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (t) not make any acquisition of any business or entity by means of merger, consolidation or otherwise; and

                  (u) not adopt any amendments to the Certificate of Incorporation or Bylaws of the Company.

         SECTION 4.6       NO SOLICITATION.

         Subject to Section 10.13 hereof, the Seller shall not, and shall not authorize any officer, director, employee or agent of the Seller or the Company to, or authorize any investment banker, attorney, accountant or other representative retained by the Seller or any Affiliate of the Seller to (and the Seller will not cause or permit the Company to), directly or indirectly, solicit offers for sale or negotiate or discuss a possible merger, sale or restructuring, refinancing or other disposition of all or any material part of the Company, its assets or capital stock with any other potential purchaser (including management of the Company) nor provide any information to any other potential purchaser regarding the Company in connection with any such possible transaction. The Seller will promptly advise the Buyer of any offer, solicitation, or request for information received by it from any Person, including the identity of the Person making such offer, solicitation, or request and the nature and terms (if any) thereof. The Seller shall immediately terminate, and shall instruct the Company and their respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives to immediately terminate, all negotiations and discussions with all persons (other than the Buyer and its representatives) with respect to any such possible transaction.

         SECTION 4.7       NOTICE OF CERTAIN EVENTS.

         The Seller shall promptly give written notice to the Buyer of any event or action that could reasonably be expected to have a Material Adverse Effect on the Company or result in a breach of any of the Seller's representations or warranties contained herein or cause any of the conditions to Closing applicable to the Seller contained herein not to be satisfied at or prior to Closing. The Buyer shall promptly give written notice to the Seller of any event or action that could reasonably be expected to have a Material Adverse Effect on the Buyer or result in a breach of the Buyer's representations or warranties contained herein or cause any of the conditions to Closing applicable to the Buyer contained herein not to be satisfied at or prior to Closing.

         SECTION 4.8       OFFERING MEMORANDUM; EFFECT OF DUE DILIGENCE.

         The Buyer represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and, to the extent it deemed necessary, other advisors in connection with this Agreement and that it has conducted its own independent review, evaluation and inspection of the Company. Accordingly, the Buyer covenants and agrees that (i) except for the representations and warranties set forth in this Agreement, the Disclosure Schedule or in a certificate delivered pursuant hereto by or on behalf of the Seller, the Buyer has not relied and will not rely upon, and the Seller shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, promises, statements, inducements, representations or opinions furnished to or discovered by the Buyer or its representatives, including, without limitation, anything contained in the Confidential Information Memorandum or any financial statements, projections or data, (ii) there are no representations or warranties by or on behalf of the Seller, its Affiliates or their representatives except for those expressly set forth in this Agreement, and (iii) to the fullest extent permitted by law, the Buyer's rights and obligations with respect to all of the foregoing matters will be solely as set forth in this Agreement.

         SECTION 4.9       INTERNAL INDEBTEDNESS.

         At or prior to the Closing, the Seller shall cause all indebtedness owed by the Company to the Seller or any of the Subsidiaries of the Seller, and all indebtedness owed by the Seller or any of the Subsidiaries of the Seller to the Company to be forgiven and extinguished.

         SECTION 4.10      PREPARATION OF CIRCULAR; SHAREHOLDERS MEETING.

                  (a) As promptly as reasonably practicable following the date hereof, the Buyer shall prepare and obtain the consent of the London Exchange to the issuance of a circular in accordance with the rules of the London Exchange (the "Circular") and provide to the Seller a copy of the Circular which shall be used in connection with the Buyer Shareholders Meeting. The Buyer will use reasonable best efforts to cause the Circular to be mailed to the Buyer's stockholders as promptly as practicable under the rules of the London Exchange and applicable law. The Buyer shall also take any action required to be taken under any other applicable securities laws in connection with the issuance of the Buyer Shares to the Seller. The Buyer shall, as soon as reasonably practicable, notify the Seller of the approval of the Circular by the London Exchange.

                  (b) The Buyer shall, as promptly as reasonably practicable following the execution of this Agreement, duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "Buyer Shareholders Meeting") for the purpose of obtaining the Required Buyer Vote with respect to this Agreement and the issuance of the Buyer Shares and shall take all reasonable and lawful action to solicit the approval of such matters by the Required Buyer Vote and the issuance of the Buyer Shares , including the inclusion in the Circular of the recommendation of the Board of Directors of the adoption of this Agreement by the stockholders of the Buyer. Subject to compliance with its fiduciary duties, the rules of the London Exchange and the laws of Israel, the Board of Directors of the Buyer shall recommend approval of such matters by the stockholders of the Buyer, and shall not withdraw, modify or materially qualify in any manner adverse to the Seller such recommendation or take any action or make any statement in connection with the Buyer Shareholders Meeting materially inconsistent with such recommendation (collectively, an "Adverse Change in the Buyer Recommendation"); provided, however, that nothing herein shall prohibit accurate disclosure in the Proxy Statement (and such disclosure shall not be deemed to be an Adverse Change in the Buyer Recommendation) of factual information regarding the business, financial condition or operations of the Company, or information regarding the satisfaction of the conditions to the Buyer's obligation to consummate the transactions contemplated hereby.

         SECTION 4.11      REGISTRATION AND LISTING.

         If any of the Buyer Shares require registration with or approval of any governmental entity under any federal or other applicable law (whether domestic or foreign) before such Buyer Shares may be issued or delivered to the Seller or to permit the Seller to sell, transfer or otherwise dispose of such Buyer Shares, the Buyer will cause such Buyer Shares to be duly registered or approved, as the case may be as promptly as practical. So long as the Ordinary Shares are quoted on the London Exchange or listed on any national securities exchange, the Buyer, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all the Buyer Shares.

         SECTION 4.12      AUDITED FINANCIAL STATEMENTS.

         As soon as practicable after the Effective Date, the Seller shall provide the Buyer with audited financial statements for the 12-month period ended December 31, 1999 and for the four-month period ended December 31, 1998, in each case accompanied by a unqualified opinion of Ernst & Young and the consent of Ernst & Young to the reliance on such financial statements by Deloitte & Touche in connection with the preparation of the Circular. The Seller shall use its best efforts to provide such financial statements, unqualified opinions and consent within 14 days after the Effective Date.

         SECTION 4.13      RELEASE OF GUARANTEES.

         The Buyer shall use its best efforts to obtain, and the Seller shall assist the Buyer in seeking to obtain, a complete release of the Seller's obligations guaranteeing the payment by, or other obligations of, the Company to third parties set forth in Section 6.6 of the Disclosure Schedule, provided, however, that the Buyer shall not be obligated to pay any consideration to any third party to obtain such releases. To the extent such releases cannot be obtained prior to the Closing Date, the Buyer shall continue to use its best efforts to obtain such releases and, until such releases are obtained, the Buyer shall indemnify the Seller for any amounts that the Seller is required to pay under any such guarantee; provided that the Buyer shall not be required to indemnify the Seller to the extent that the Seller is called upon under such guarantees with respect to events that occurred, or amounts owed, prior to the Closing Date.

         SECTION 4.14      RELEASE OF PLEDGES.

         The Seller shall obtain the release of all liens on the assets of the Company and pledges of the capital stock of the Company and the subsidiaries of the Company.

                       ARTICLE 5: POST CLOSING COVENANTS

         The Buyer and the Seller agree as follows with respect to the period following the Closing.

         SECTION 5.1       GENERAL.

         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Buyer and the Seller will take such further action (including the execution and delivery of such further instruments and documents) as the other reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 9).

         SECTION 5.2       TRANSITION.

         The Seller shall not take, and shall cause the Company not to take, any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Seller after the Closing as it maintained with the Company prior to the Closing.

         SECTION 5.3       COMPETITION.

                  (a) Subject to Section 10.13 hereof, the Seller acknowledges that the Buyer would be irreparably damaged if the Seller's confidential knowledge of the business of the Company were disclosed to or utilized on behalf of any Person that is in competition with the Company. Accordingly, subject to
Section 10.13 hereof, the Seller shall not, and shall cause its subsidiaries not to, at any time without the prior written consent of the Buyer, disclose or use any confidential information. For purposes hereof, confidential information will not include information that is approved in writing for release by the Buyer, or is generally known by the recipient prior to its disclosure to the recipient, is received by a recipient from a third party rightfully in possession of such information or is otherwise required by law to be disclosed.

                  (b) In furtherance of this Section 5.3 and to secure the interests of the Buyer hereunder, for a period of two (2) years after the Closing but subject to Section 10.13 hereof, the Seller shall not and shall not permit any of its subsidiaries to, directly or indirectly, participate in the ownership, management, operation, or control of, or have any financial interest in or assist any person in the conduct of, any business (a "Competitive Operation") that competes with the business as conducted by the Company at any time during the two-year period immediately preceding the date of this Agreement in any area where such business is then conducted; provided, however, that ownership of not more than one percent of the equity securities of any publicly held Competitive Operation and consummation of the transactions contemplated in the Confidential Information Memorandum shall not constitute or give rise to a violation of this paragraph (b). Notwithstanding the foregoing, nothing contained in this Agreement shall prevent any current subsidiary or Affiliate of the Seller from conducting its present business, whether or not such business competes with the business conducted by the Company. Neither the Seller nor the Company will release any employee of the Company from any non-competition agreements to which such employee is bound.

                  (c) The Seller acknowledges that a violation by it or any of its Affiliates of any of the covenants contained in this Section 5.3 would cause immeasurable and irreparable damage to the Buyer. The Seller accordingly acknowledges that the Buyer shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any covenant, without posting a bond or other security, in addition to any other remedies available to the Buyer.

         SECTION 5.4       PATENTS AND TRADEMARKS.

         The Seller shall cooperate with the Buyer and take all action reasonably requested by the Buyer to transfer and assign to the Buyer all rights of the Seller or the Company in the trademarks referred to in the Assignment of Patents and Trademarks to be in a form satisfactory to the Buyer and the Seller (the "Patent Assignment"), including filing such documents and other materials with the U.S. Patent and Trademark Office and other governmental and regulatory agencies as may be necessary to effect such transfer and assignment.

         SECTION 5.5       US ASSEMBLIES OBLIGATION.

         The Buyer shall assume the liabilities and obligations of the Seller under that certain Master Manufacturing and Purchase Agreement dated March 1, 1999 by and between US Assemblies, in Georgia, Inc. and the Seller (the "US Assemblies Agreement").

         SECTION 5.6       POST-CLOSING ACCESS.

         It is recognized that the Seller may need Tax, financial or other data after the Closing Date with respect to the business of the Company covering several fiscal periods prior to the Closing Date to facilitate the preparation of Tax Returns or in connection with any audit, investigation, litigation, amended return, claim for refund or any proceeding in connection therewith or to comply with the rules and regulations of the IRS, the Securities and Exchange Commission or any other governmental organization or agency. The Buyer will render reasonable cooperation and will afford access during normal business hours, and upon at least two (2) business days written notice, to all books, records, data and personnel concerning the operation and conduct of the business of the Company with respect to periods prior to and including the Closing Date to the Seller and its auditors, accountants, counsel or other authorized representatives for such purpose. The Seller will bear all reasonable out-of-pocket costs and expenses incurred by the Buyer (excluding salaries or wages of its employees) with respect to the Buyer's obligations pursuant to this Section 5.6.

         SECTION 5.7       INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

         From and after the Closing, the Buyer agrees to give effect to the provisions of the Company's Certificate of Incorporation and Bylaws relating to indemnification of officers and directors of the Company for acts or omissions occurring at or prior to the Closing. The Buyer shall maintain, for a period of four (4) years from the Closing, an insurance and indemnification policy that provides coverage for the Company's current directors and officers for events, acts or occurrences occurring prior to the Closing (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage at a cost no greater than the cost of currently effective policy.

                 ARTICLE 6: CONDITIONS TO SELLER'S OBLIGATIONS

         Each of the obligations of the Seller to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by the Seller) at the Closing Date of each of the following conditions:

         SECTION 6.1       REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE.

         Except for changes as may be contemplated by this Agreement and the representations and warranties made as of a specific date, each of the representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date and each of the representations and warranties that are not so qualified shall be true in all material respects; the Buyer must have performed and complied in all material respects with each of the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Buyer must have delivered to the Seller a certificate dated the Closing Date and signed by its duly authorized officer to all such effects.

         SECTION 6.2       LITIGATION.

         No suit, investigation, action or other proceeding may be pending against the Seller, the Company or their Affiliates or the Buyer before any court or governmental agency which could, in the reasonable opinion of counsel for the Seller, prohibit or materially restrict the consummation of the Transaction.

         SECTION 6.3       NO PROHIBITIONS.

         No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental authority that prohibits the consummation of any of the transactions contemplated hereby.

         SECTION 6.4       REQUIRED GOVERNMENTAL APPROVALS.

         All governmental authorizations, consents and approvals set forth in
Section 3.3 of the Disclosure Schedule must have been obtained and must be in full force and effect, except for those governmental authorizations, consents and approvals the failure to obtain would not have a Material Adverse Effect on the Company or prohibit or materially restrict the consummation of the Transaction. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to the HSR Act, as set forth on the Disclosure Schedule, must have been met or such compliance must have been waived by the governmental authority having authority to grant such waivers.

         SECTION 6.5       OTHER NECESSARY CONSENTS.

         The parties must have obtained all consents and approvals necessary for consummation of the Transaction, except those consents and approvals the failure to obtain would not have a Material Adverse Effect on the Seller or prohibit or materially restrict the consummation of the Transaction.

         SECTION 6.6       RELEASE OF GUARANTEES.

         To the extent the guarantees referred to in 4.13 hereof have not been released on or as of the Closing Date, the Buyer shall have provided the Seller with indemnity in a form reasonably satisfactory to it for any amounts that the Seller is required to pay under any such guarantee; provided that the Buyer shall not be required to indemnify the Seller to the extent that the Seller is called upon under such guarantees with respect to events that occurred, or amounts owed, prior to the Closing Date.

         SECTION 6.7       US ASSEMBLIES AGREEMENT.

         The Buyer shall have executed an Assumption Agreement with respect to the US Assemblies Agreement in form reasonably satisfactory to the parties hereto.

         SECTION 6.8       DISTRIBUTION OF WAIC STOCK.

         The Company shall have distributed to the Seller all of the capital stock of World Access Investment Corp., a Delaware corporation ("WAIC") that the Company owns and, as set forth in Section 9.8(j) hereof, such distribution is intended, for federal income tax purposes, to constitute a distribution to the Seller pursuant to a deemed liquidation of the Company under Temporary Treasury Regulation Sections 1.338(h)(10)-1(T)(d)(4) and (d)(5) pursuant to Section 332 of the Code.

                  ARTICLE 7: CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by the Buyer) at or prior to the Closing Date of each of the following conditions:

         SECTION 7.1       REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE.

         Each of the representations and warranties of the Seller contained in this Agreement that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date and each of the representations and warranties of the Seller that are not so qualified shall be true in all material respects; the Seller must have performed and complied in all material respects with each of the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Seller must have delivered to the Buyer a certificate dated the Closing Date and signed by its duly authorized officer to all such effects.

         SECTION 7.2       LITIGATION.

         No suit, investigation, action or other proceeding may be pending or overtly threatened against the Buyer, the Seller or the Company or their Affiliates before any court or governmental agency which has resulted, or could reasonably be expected to result, in the restraint or prohibition of, or have a Material Adverse Effect on, the Buyer, or could have a Material Adverse Effect on the Buyer's ability to exercise control over or manage the Company after the Closing or could, in the reasonable opinion of counsel for the Buyer, result in the assessment of material damages or other material relief against the Buyer or prohibit or materially restrict the consummation of the transactions contemplated hereby.

         SECTION 7.3       NO PROHIBITIONS.

         No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental authority that prohibits the consummation of any of the transactions contemplated hereby.

         SECTION 7.4       REQUIRED GOVERNMENTAL APPROVALS.

         All governmental authorizations, consents and approvals required to be set forth in Section 2.6 of the Disclosure Schedule must have been obtained and must be in full force and effect, except for those governmental authorizations, consents and approvals, the failure to obtain would not have a Material Adverse Effect on the Company or materially restrict the consummation of the Transaction. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to the HSR Act, and as otherwise set forth on the Disclosure Schedule, must have been met or such compliance must have been waived by the governmental authority having authority to grant such waivers.

         SECTION 7.5       OTHER NECESSARY CONSENTS.

         The parties must have obtained all consents and approvals necessary for valid consummation of the Transaction, except those consents and approvals the failure to obtain would not have a Material Adverse Effect on the Buyer.

         SECTION 7.6       CERTAIN APPROVALS.

         This Agreement and the transactions contemplated hereby, including the issuance of the Buyer Shares to the Seller pursuant to Section 1.2, shall have been duly approved by the requisite vote of shareholders of the Buyer in accordance with the laws of Israel and the listing by the London Exchange of the Ordinary Shares to be sold by the Buyer to produce net proceeds of not less than $60,800,000 shall have been approved.

         SECTION 7.7       EQUIPMENT PURCHASE AGREEMENT.

         The Seller shall have executed and delivered to the Buyer the Equipment Purchase Agreement in substantially the form of Exhibit 7.7 attached hereto.

         SECTION 7.8       ASSIGNMENT OF PATENTS AND TRADEMARKS.

         The Seller shall have delivered to the Buyer an executed counterpart to the Patent Assignment.

         SECTION 7.9       TAX SHARING AGREEMENTS.

         As of the Closing Date, and solely as to the Company, the Seller shall cause all Tax sharing agreements to which the Company is a party to be terminated and of no further force and effect, thereby extinguishing any rights or obligations of the Company thereunder.

         SECTION 7.10      CREDIT AGREEMENT.

         The Company shall be fully released from all liabilities and obligations under that certain First Amended and Restated Credit Agreement dated December 7, 1999 by and among the Company, World Access Holdings, Inc., Bank of America, N.A., as administrative agent, Fleet National Bank, as syndication agent, Bank Austria Creditanstalt Corporate Finance, Inc., as documentation agent and Banc of America Securities LLC, as lead arranger and book running manager (the "Credit Agreement") and the Seller shall have obtained the release of all liens on the assets of the Company and the pledges of the capital stock of the Company and the Company's subsidiaries.

                       ARTICLE 8: CLOSING AND TERMINATION

         SECTION 8.1       CLOSING.

         Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Shares (the "Closing") shall take place at 10 a.m. on the second

(2nd) business day following satisfaction or waiver of the conditions set forth in Articles 6 and 7, in the offices of Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, or on such other date or at such other time and place as the parties shall agree (the "Closing Date"). The Buyer shall commence to operate and control the business of the Company as of the Closing and the Buyer will make all payments to the Seller required to be paid at the Closing as provided in this Agreement.

         SECTION 8.2       TERMINATION OF AGREEMENT.

         Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time (such date of termination being the "Termination Date") before the Closing Date as follows, and in no other manner:

                  (a) Mutual Consent. By mutual written consent of the Buyer and the Seller;

                  (b) By the Seller. By the Seller upon the material breach of this Agreement by the Buyer, including the failure by the Buyer to proceed with the Closing notwithstanding the satisfaction of each of the conditions to Closing set forth in Article 6, whereupon the Seller shall be entitled to pursue such remedies at law or equity as may be available to it;

                  (c) By the Buyer. By the Buyer upon the material breach of this Agreement by the Seller, including the failure by the Seller to proceed with the Closing notwithstanding the satisfaction of each of the conditions to Closing set forth in Article 5, whereupon the Buyer shall be entitled to pursue such remedies at law or equity as may be available to it; or

                  (d) Expiration Date. By either the Buyer or the Seller if the Closing shall not have occurred on or prior to ninety (90) days after the Effective Date; provided, however, that no entity may terminate this Agreement in accordance with this Section 8.2(d) if the failure to consummate the Closing shall be due to the action or failure to act of the party seeking to terminate this Agreement in violation of its covenants under this Agreement, and provided further, that the expiration date set forth in this Section 8.2(d) may be extended by either party for up to an additional ninety (90) days in the event the Closing is delayed as a result of such party's inability to obtain any third party consents necessary for consummation of the Transaction, and provided further, that the expiration date may be extended, at the Buyer's option, by the number of days, in excess of 14, from the Effective Date until delivery by the Seller of the audited financial statements referred to in Section 4.12 hereof.

         SECTION 8.3       EFFECT OF TERMINATION.

         In the event that this Agreement shall be terminated pursuant to
Section 8.2, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to any other party hereto and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, its auditors and its actuaries, provided, however, that if this Agreement shall be terminated pursuant to Section

8.2(b) or Section 8.2(c), such termination shall not release any party hereto from any liability that such party may have for any breach occurring prior to the Termination Date of any representation, warranty or covenant made by such party in this Agreement.

                           ARTICLE 9: INDEMNIFICATION

         SECTION 9.1       SELLER INDEMNIFICATION.

         Except as otherwise provided in this Article 9, the Seller will indemnify, hold harmless and reimburse the Buyer and its Affiliates and their successors or assigns, and their respective directors, officers, employees, consultants and agents (the "Buyer Protected Parties") for any and all claims, losses, liabilities, damages, penalties, fines, costs and expenses (including, in the case of any matter referred to in subsection (c) hereof, all costs related to cleanup, remediation, monitoring and reporting, and, in any case, including reasonable attorneys' fees, court costs and settlement costs but excluding, except in the case of third party claims, consequential, incidental, exemplary or punitive damages) (individually, a "Loss", collectively, "Losses") incurred by the Buyer Protected Parties as a result of, with respect to, or arising out of, (a) any breach or inaccuracy of any representation or warranty of the Seller set forth in this Agreement or the certificate delivered to the Buyer pursuant to Section 7.1 hereof; (b) any breach of or noncompliance by the Seller with any covenant of the Seller contained in this Agreement; (c) the existence of hazardous or toxic substances, contaminants, pollutants and/or other materials regulated under the Environmental Laws (as defined in Section
2.23 hereof) on the properties located in Norwood, Massachusetts occupied by the Company or owned by entities in which the Company has an economic interest; (d) matters disclosed as "challenged" in Section 2.15 of the Disclosure Schedule,
(e) failure by the Seller to cooperate with the Buyer in connection with making the election contemplated in Section 9.8(h) hereof, and (f) the operation or ownership by the Company, the Seller or any of their Affiliates, or any liabilities or claims existing or arising with respect to, any subsidiary, division, business or product line not owned or operated by the Company on the Closing Date; including, without limitation, the wireless and radio businesses, Cellular Infrastructure Supply, Inc., Restor-AIT, Inc., Westec Communications, Inc., World Access Telecommunications Group, Inc., World Access Telecommunications Group Limited, Sunrise Sierra, Inc., and any other subsidiary, division, business or product line associated with the Seller or the Company that is not being acquired by the Buyer pursuant to this Agreement; and further including, without limitation, any obligations under, or Losses arising with respect to, the Master Manufacturing and Purchase Agreement between the Company and SCI Technology, Inc. to the extent that such Agreement pertains to the wireless or radio businesses; provided that, with respect to subsection (d) of this Section, the Seller agrees to indemnify the Buyer Protected Parties as contemplated by this Section only with respect to any Losses attributable to the operation of the Company prior to the Closing Date.

         SECTION 9.2       BUYER INDEMNIFICATION.

         Except as otherwise provided in this Article 9, the Buyer will indemnify and reimburse the Seller for any and all Losses incurred by the Seller or its Affiliates and their successors or assigns, and their respective directors, officers, employees, consultants and agents (the "Seller Protected Parties"), as a result of, or with respect to, or arising out of, (i) any breach or inaccuracy of any representation or warranty of the Buyer set forth in this Agreement or the certificate delivered to the Seller pursuant to Section 5.1 hereof or (ii) any breach of or noncompliance by the Buyer with any covenant or agreement of the Buyer contained in this Agreement to be performed after the Closing; or (iii) action taken in connection with the Buyer's operation of the business of the Company after the Closing Date.

         SECTION 9.3       INDEMNITY CLAIMS.

                  (a) Survival. The representations, warranties, covenants and agreements contained herein will survive the Closing, subject to the limitations set forth in subsection (b) below with respect to the time periods within which claims for indemnity must be asserted. The right to indemnification or other remedy based on such representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or other remedy based on such representation, warranty, covenant and agreement.

                  (b) Time to Assert Claims. All claims for indemnification for any breach or inaccuracy of a representation or warranty must be asserted no later than eighteen months after the Closing Date; provided, however, that any claims for indemnification for any breach or inaccuracy of a representation or warranty contained in Section 2.22 (Taxes), Section 2.17 (Employee Benefits) or
Section 2.23 (Environmental Matters) may be asserted at any time prior to the expiration of the applicable statute of limitations.

         SECTION 9.4       DEDUCTIBLE.

         Neither the Buyer Protected Parties nor the Seller Protected Parties may make a claim against a Buyer Protected Party or a Seller Protected Party for indemnification pursuant to this Agreement unless and until the aggregate amount of all such claims by the Buyer Protected Parties or the Seller Protected Parties, as the case may be, exceeds $1,000,000 (the "Deductible"), in which event such parties may claim indemnification for the amount of such claims in excess of the Deductible; provided that with respect to claims described in
Section 9.1(c), (d), (e) and (f) hereof, the Deductible shall not apply; and provided further that with respect to Losses for state or federal income taxes, the Deductible shall not apply.

         SECTION 9.5       NOTICE OF CLAIM.

         The Buyer Protected Parties or the Seller Protected Parties, as the case may be, will notify the party against whom indemnification under this Agreement is sought (the "Indemnifying Party"), in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Buyer Protected Parties or the Seller Protected Parties, as the case may be, will provide to the Indemnifying Party, as promptly as practicable thereafter, such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Buyer Protected Parties or the Seller Protected Parties, as the case may be.

         SECTION 9.6       DEFENSE.

         If the facts pertaining to a loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Buyer Protected Party or a Seller Protected Party, for the purposes of this Section
9.6 a Buyer Protected Party or a Seller Protected Party are referred to individually as a "Protected Party") available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by prompt written notice to the Buyer Protected Party or the Seller Protected Party, as the case may be, including the employment of counsel or accountants, at its cost and expense. The affected Protected Party will have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the affected Protected Party will be at its expense. The Indemnifying Party will not be liable for any settlement of any such claim effected without its prior written consent, which will not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from any Protected Party, the affected Protected Party may settle such claim without the Indemnifying Party's consent. The Indemnifying Party will not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of any Protected Party, or which does not include a complete and unconditional release of the affected Protected Party, without the affected Protected Party's prior written consent. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, the Indemnifying Party and the affected Protected Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party will be subrogated to all rights and remedies of any Protected Party, except to the extent they apply against another Protected Party.

         SECTION 9.7       LIMITATION OF LIABILITY.

                  (a) In calculating any amount of damages to be paid by the Indemnifying Party pursuant to this Agreement, the amount of such damages will be reduced by all reimbursements credited to or received by the other party, relating to such damages, and will be net of any insurance proceeds received by the other party with respect to the matter for which indemnification is claimed.

                  (b) In no event shall the Seller's obligations to indemnify the Buyer Protected Parties under this Agreement exceed the Purchase Price. The parties agree that any obligation of the Seller for indemnification as provided in this Article 9 may be discharged by tendering the Buyer Shares then owned by the Seller to the extent permitted by applicable law. In no event shall the Buyer's obligations to indemnify the Seller Protected Parties under this Agreement exceed $65,200,000.

         SECTION 9.8       TAX INDEMNIFICATION.

         Notwithstanding anything to the contrary contained in this Article 9:

                  (a) Tax Sharing and Indemnification. The Seller shall indemnify, defend and hold harmless the Buyer and the Company from and against any and all Taxes that may be imposed on or assessed against or otherwise claimed to be due from the Buyer with respect to the Company, or its Tax Affiliates or the assets of the Company or its Tax Affiliates: (A) with respect to taxable periods ending on or prior to the Closing Date; (B) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which the Company or any predecessor thereof is or was a member (other than the Company) on or prior to the Closing Date, by reason of the liability of the Company pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; (C) arising by reason or any breach by the Seller of the representations, warranties and covenants contained in Section 2.22 hereof; (D) by reason of being a successor-in-interest or transferee of another entity on or prior to the Closing Date; (E) with respect to any and all Taxes allocated to the Seller pursuant to Section 9.8(c) hereof; and (F) arising from an election or deemed election imposed by a taxing authority under Section 338(h)(10) of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of the Shares. The Seller shall also pay or cause to be paid and shall indemnify and hold harmless the Buyer, the Company and the Tax Affiliates from and against (x) any liability arising under any Tax sharing, Tax indemnity, Tax allocation or similar agreement (whether or not written) to which the Company or any predecessor or transferor with respect thereto is a party or is bound ("Tax Sharing Payments") and (y) all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees) ("Related Costs") incurred in connection with the Taxes or Tax Sharing Payments for which the Seller indemnifies the Buyer, the Company and their Tax Affiliates pursuant to this Section 9.8(a) (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof relating to such Taxes or Tax Sharing Payments) or the enforcement of this Section 9.8(a).

                  (b) The Buyer shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold harmless the Seller from and against, any and all Taxes that may be imposed on or assessed against the Company (i) with respect to taxable periods of the Company beginning after the Closing Date,
(ii) with respect to any and all Taxes allocated to the Buyer pursuant to
Section 9.8(c) hereof, and (iii) because the Company is included in the federal consolidated Tax Return of the Seller until the end of the acquisition date under Temporary Treasury Regulation Section 1.338(h)(10)-1T(d)(3), with respect to any transaction outside the Ordinary Course of Business that the Buyer causes the Company to consummate on the Closing Date. The Buyer shall also pay or cause to be paid and shall indemnify and hold harmless the Seller from and against all Related Costs of the Seller incurred in connection with the Taxes for which the Buyer indemnifies the Seller pursuant to this Section 9.8(b) (or any asserted deficiency, claim, demand or assessment, including the settlement thereof, relating to such Taxes) or the enforcement of this Section 9.8(b).

                  (c) (i) Taxes, attributable to any taxable period of the Company beginning before and ending after the Closing Date hereof shall be allocated (A) to the Seller for the portion of the period up to and including the Closing Date, and (B) to the Buyer (or the Company) for the portion of the period subsequent to the Closing Date.

                           (ii) For purposes of this Section 9.8(c), Taxes for
the period up to and including the Closing Date (the "Seller's Taxes") shall be determined on the basis of an interim closing of the books as of the end of the Closing Date; provided, however, that in the case of any Tax not based on income, such Seller's Taxes shall be equal to the amount of any Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date, as the case may be, and the denominator of which shall be the number of days in the taxable year.

                  (d) (i) Except as otherwise specifically provided herein, the Seller shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of the Company or its assets or operations on or before the Closing Date or that relate to periods ending on or prior thereto, including extensions, and the Buyer shall be responsible for filing or causing to be filed all other Tax Returns required to be filed by or on behalf of the Company or its assets or operations after the Closing Date including extensions.

                           (ii) With respect to any Tax Returns of the Company
required to be filed by the Seller on or before the Closing Date or that relate to periods ending on or prior thereto, at least 15 days prior to the due date for filing of such Tax Returns (including extensions), the Seller shall provide the Buyer with copies of such Tax Return for the Buyer's approval (which approval shall not be unreasonably withheld).

                           (iii) With respect to any Tax Returns of the Company
required to be filed by the Buyer after the Closing Date, at least 15 days prior to the due date for filing of such Tax Return (including extensions), the Buyer shall provide the Seller with copies of such Tax Return for the Seller's approval (which approval shall not be unreasonably withheld), together with a statement setting forth the amount of Tax shown due thereon that is allocable to the Seller pursuant to Section 9.8(c) hereof (the "Statement"). Not later than five days before the due date for payment of Taxes with respect to such Tax Return, the Seller shall pay to the Buyer an amount equal to the Taxes shown on the Statement as being allocable to the Seller pursuant to Section 9.8(c) hereof. No payment pursuant to this Section 9.8(d)(iii) shall excuse the Seller from its indemnification obligations pursuant to Section 9.8(a) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Return and which are the responsibility of the Seller, exceed the amount of the Seller's payment under this Section 9.8(d)(iii).

                           (iv) Any dispute with respect to any Tax Return
referred to in this Section 9.8(d) shall be resolved by the independent accounting firm referred to in Section 9.8(h) hereof.

                  (e) The Seller and the Buyer shall cooperate fully with each other and make available to each other in a timely fashion such tax data and other information as may be reasonably required for the preparation of any Tax Returns required to be prepared and filed by the Buyer hereunder. The Seller and the Buyer shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Company for all taxable periods of the Company ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that in the event a proceeding has been instituted for which the information, records or documents is required prior to the expiration of the applicable statute of limitations, such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

                  (f) The Buyer and the Seller shall promptly notify each other in writing upon receipt by the Buyer, the Company or the Seller, as the case may be, of any notice of any Tax audits of or assessments against the Company for taxable periods of the Company ending on, prior to or including the Closing Date. The Seller shall have the right to represent the Company's interests in any Tax audit or administrative or court proceeding (a "Tax Proceeding") relating to taxable periods of the Company ending on or prior to the Closing Date and to employ counsel of its choice at its expense; provided, however, that the Seller may not agree to a settlement or compromise thereof without the prior consent of the Buyer, if such settlement or compromise could be expected to have a Material Adverse Effect on the Company, the Buyer or its Tax Affiliates with respect to Taxes or taxable periods for which the Buyer is responsible hereunder. The Buyer shall have the right, at its expense, to represent the Company's interests in any Tax Proceeding relating to any taxable period ending after the Closing Date. The Buyer and the Seller each agree that they will cooperate fully with each other and their respective counsel in the defense against or compromise of any claim in any Tax Proceeding.

                  (g) Any dispute as to any matter covered under this Section
9.8 shall be resolved by an independent accounting firm mutually acceptable to the Seller and the Buyer. The fees and expenses of such accounting firm shall be borne equally by the parties.

                  (h) The Buyer and the Seller covenant and agree that, within 60 business days following the Closing Date (the "Filing Date"), the Buyer will complete and they will file, or cause to be completed and filed, in the manner prescribed by law, a Section 338(h)(10) basis election on IRS Form 8023 (and any comparable election under state, local or foreign law) with respect to the acquisition of the Shares. The Buyer shall provide the Seller and its authorized representatives with copies of such completed election at least 30 business days prior to the Filing Date, and at the same time the Buyer shall provide the Seller a schedule (the "Price Allocation Schedule") allocating, with the consent of the Seller, an appropriate portion of the Purchase Price among the assets of the Company in accordance with the Temporary Treasury Regulations promulgated under Section 338(h)(10). At the time of delivery of the Price Allocation Schedule, the Buyer shall provide the Seller with a copy of any appraisal report utilized by the Buyer in the preparation of such schedule. The costs of any such appraisal report obtained by the Buyer in connection with the Price Allocation shall by borne by the Buyer. The Seller and the Buyer agree to consult and resolve in good faith any issues arising as a result of the review of such election and the Price Allocation Schedule by the Seller, the Buyer or their authorized representatives and to mutually consent to the filing of such election and agreement on the Price Allocation Schedule. In the event the parties are unable to resolve any dispute over the election or the Price Allocation Schedule within 15 business days prior to the Filing Date, the parties shall jointly request that the independent accounting firm referred to in Section 9.8(h) hereof resolve any issue in dispute by the Filing Date. The Buyer shall provide the Seller with copies of such election as filed within five business days thereof. The Price Allocation Schedule (as revised pursuant to Section 9.8(h) if applicable) shall be binding on the parties hereto, and the Seller, the Company and the Buyer agree to act in accordance with such schedule in the preparation, filing and audit of any income Tax Return.

                  (i) Buyer hereby agrees with Seller that this Agreement reflects their agreement with respect to an overall transaction for federal income tax purposes, which involves the distribution by the Company pursuant to
Section 6.9 hereof of all of its capital stock in WAIC to the Seller prior to the Seller's sale of Shares hereunder as to which Buyer and Seller will jointly make the Section 338(h)(10) election pursuant to this Section 9.8(i). Pursuant to such Section 338(h)(10) election, Buyer further acknowledges with Seller that under Temporary Treasury Regulation Sections 1.338(h)(10)-1T(d)(3), (d)(4) and
(d)(5), the Company is deemed for federal income tax purposes to have sold its assets in a single transaction at the close of the acquisition date, but that before the close of the acquisition date and after the deemed sale of Company assets, the Company is further deemed to transfer all its assets to the Seller and then ceases to exist. In this regard, since the distribution by the Company of its WAIC Stock to Seller is part of the overall transaction described in this Agreement, the Seller intends solely for federal income tax purposes, that this Agreement constitute a plan of liquidation which, under the above-referenced temporary regulations, Seller is deemed to have adopted under Section 332 of the Code such that the Company's actual distribution of the WAIC Stock to Seller shall be treated as a liquidating distribution occurring pursuant to such deemed
Section 332 liquidation of the Company (consistent with Temporary Treasury Regulation Section 1.338(h)(10)-1T(e), Example 2).

                           ARTICLE 10: MISCELLANEOUS

         SECTION 10.1      EXPENSES.

                  (a) Except as otherwise specifically provided in this Agreement, the Seller and the Buyer will each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transaction contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel. The Seller will cause the Company not to incur any out-of-pocket expenses after the Closing in connection with this Agreement and the Transaction.

                  (b) If this Agreement is terminated pursuant to Section 8.2(b) or (c), the breaching party shall pay $1,000,000 to the non-breaching party for payment of costs and expenses incurred in connection with the Transaction; provided that such payment shall not prevent the non-breaching party from pursuing indemnification under Article 9 hereof for damages other than such costs and expenses.

                  (c) In the event this Agreement is terminated other than as a result of a breach by the Seller or the failure of the Seller to satisfy the conditions set forth in Article 7, then the Buyer shall pay the costs and expenses incurred in preparing the audit with respect to the four-month period ended December 31, 1998 and the fiscal year ended December 31, 1999.

         SECTION 10.2      ENTIRE AGREEMENT.

         This Agreement (including the Disclosure Schedule and all other schedules and exhibits) and all other agreements to be signed or delivered at Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto; provided that this provision is not intended to abrogate the Transaction Agreements or the Confidentiality Agreements entered into between the parties hereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the parties in writing.

         SECTION 10.3      WAIVERS.

         No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

         SECTION 10.4      PARTIES BOUND BY AGREEMENT, SUCCESSORS AND ASSIGNS.

         The terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof, including any successors by way of merger, consolidation, sale of stock or sale of assets of or by such parties. No party hereto may assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other parties hereto; provided, however, that the Buyer may at any time transfer its rights hereunder to any subsidiary or other Affiliate of the Buyer over which the Buyer has voting control so long as the Buyer gives the Seller prior written notice of such assignment and remains fully liable for the performance of this Agreement. In the event the Buyer assigns its obligations under this Agreement as permitted hereunder, it shall cause such assignee to become a party to this Agreement and the representations and warranties of the Buyer set forth in Sections 3.1 through 3.5 hereof shall be deemed to also be made by such assignee.

         SECTION 10.5      COUNTERPARTS.

         This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         SECTION 10.6      NOTICES.

         Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto must be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, or be transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier, in each case with postage or fees prepaid,

         If to the Buyer:  BATM Advanced Communications Limited
                           22 Hamelaha Street, Building 4
                           Cible Industrial Park, P. O. Box 11387
                           Ros Ha'ayn 48091  ISRAEL
                           Attention:  Dr. Zvi Marom
                           Telephone No.:  972 3 938 6886
                           Facsimile No.: 972 3 938 6896

         With a copy to:   Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                           260 S. Broad Street
                           Philadelphia, PA 19102
                           Attention:  Stephen T. Burdumy, Esq.
                           Telephone No.:  215-568-6060
                           Facsimile No.: 215-568-6603

         If to the Seller: World Access, Inc.
                           945 East Paces Ferry Road
                           Suite 2200
                           Atlanta, Georgia 30026
                           Attention: W. Tod Chmar
                           Telephone No.:  (404) 231-2025
                           Facsimile No.:  (404) 262-2598

         With a copy to:   Long Aldridge & Norman LLP
                           303 Peachtree Street, N.E. Suite 5300
                           Atlanta, Georgia 30308
                           Attention: H. Franklin Layson
                           Telephone No.:  (404) 527-4052
                           Facsimile No.:  (404) 527-4198

or to such other address as may be specified from time to time in a notice given by such party. Any notice which is delivered personally in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         SECTION 10.7      BROKERAGE.

         The Seller and the Buyer do hereby expressly warrant and represent, each to the other, that except for Dresdner Kleinwort Benson in the case of the Buyer, and Donaldson Lufkin & Jenrette, Inc. and Brown Brothers Harriman & Co., in the case of the Seller, no broker, agent, or finder has rendered services in connection with the transaction contemplated under this Agreement. The Seller hereby indemnifies and agrees to hold harmless the Buyer from and against any and all Losses arising or resulting, or sustained or incurred by the Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Seller in connection with the transactions contemplated by this Agreement. The Buyer hereby indemnifies and agrees to hold harmless the Seller from and against any and all Losses arising or resulting, or sustained or incurred by the Seller, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Buyer in connection with the transactions contemplated under this Agreement.

         SECTION 10.8      GOVERNING LAW; JURISDICTION.

                  (a) The validity, interpretation and performance of this agreement and any dispute connected with this agreement will be governed by and determined in accordance with the statutory, regulatory and decisional law of the State of Delaware (exclusive of such state's choice or conflicts of laws rules) and, to the extent applicable, the federal statutory, regulatory and decisional law of the United States (except for the U.N. Convention on Contracts for the International Sale of Goods, April 10, 1980, U.N. Doc. A/Conf. 97/18, 19 I.L.M. 668, 671 (1980) reprinted in Public Notice, 52 Fed. Reg. 662-80 (1987), which is hereby specifically disclaimed and excluded).

                  (b) Any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof, must be brought or entered in the federal and state courts located within the State of Delaware and each such party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto hereby irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent each party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party hereto hereby irrevocably waives such immunity with respect to its obligations under this subsection. The parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter of this Agreement lies in the federal and state courts located within the State of Delaware, as hereinabove provided. Service of copies of any summons and complaint and any other pleadings or process of any summons and complaint and any other pleadings or process which may be served in any such action or proceedings (by certified mail, return receipt requested) to the address of such party as set forth in Section 10.6 hereof shall be deemed good and sufficient service thereof.

         SECTION 10.9      PUBLIC ANNOUNCEMENTS.

         No public announcement may be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Seller and the Buyer, provided that either party may make such disclosure if advised by counsel that it is required to do so by applicable law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. The Seller and the Buyer will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

         SECTION 10.10     NO THIRD PARTY BENEFICIARIES.

         With the exception of the parties to this Agreement any Seller Protected Parties and any Buyer Protected Parties, there exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         SECTION 10.11     INTERPRETATION.

         Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. References to Articles, Sections and other subdivisions of this Agreement are to the Articles, Sections and other subdivisions of this Agreement as originally executed. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The term "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement; the term "heretofore" means before the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement. References herein to "include", "includes" or "including" shall mean without limitation.

         SECTION 10.12     SEVERABILITY.

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 10.13     SELLER'S BUSINESS.

         The Buyer acknowledges that the Seller (and its current subsidiaries and Affiliates) operate businesses similar to that conducted by the Company, and will continue to operate those businesses after the Closing. Further, the Buyer acknowledges that the Seller is currently undertaking to sell some of those businesses. The Buyer hereby agrees that the Seller's (and its subsidiaries') continued operation of their businesses as they are currently operated following the Closing and the Seller's continuing efforts to sell certain of its businesses will not give rise to a breach of the representations and warranties contained herein or a default under this Agreement.

         SECTION 10.14     CERTAIN DEFINITIONS.

                  (a) As used in this Agreement, "Affiliate" of a person or entity shall mean: (i) any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity, (ii) any officer, director, partner, employee, or direct or indirect beneficial owner of 10% or greater of the equity or voting interests of such person or entity, or (iii) any other person or entity for which a person or entity described in clause (ii) acts in such capacity.

                  (b) "Company Employees" means present or former employees of the Company.

                  (c) The term "Disclosure Schedule" means the schedules, including all attachments to all schedules, attached hereto and, together with all exhibits hereto, part hereof. The Disclosure Schedule will be arranged in paragraphs corresponding to the applicable lettered and numbered sections and subsections of this Agreement. Matters listed once on the Disclosure Schedule shall be deemed disclosed with reference to all sections, subparts and subdivisions of the Disclosure Schedule and all Sections of Articles 2 and 3 of this Agreement, to the extent the subject matter of any item is applicable and reference to such subject matter is made. Any capitalized and undefined term used in the Disclosure Schedule shall have the same meaning assigned to such term herein. Unless expressly labeled within the Disclosure Schedule as being "material", the description or listing of a matter, event or thing within the Disclosure Schedule (whether in response for a description or listing of material items or otherwise) shall not be deemed an admission or acknowledgment that such matter, event or thing is "material" for purposes of determining termination or indemnification based on materiality. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                  (d) "Employee Benefit Plan" means each benefit plan sponsored or maintained by the Company, the Seller or any of their Affiliates in which Company Employees participate.

                  (e) "GAAP" means generally accepted accounting principals applied on a consistent basis, with respect to the Seller and the Company, in the United States, and with respect to the Buyer, in England or Israel as the case may be.

                  (f) As used in this Agreement, the phrase "to the Seller's Knowledge" and phrases of like kind or import shall mean to the actual knowledge of those officers of the Seller or the Company listed as "Knowledge Officers" on
Schedule 10.14 hereto, as of the date of this Agreement or the date as of which a particular representation or warranty is given based on the such Knowledge.

                  (g) As used in this Agreement, the phrase "Material Adverse Effect" shall mean, with respect to an entity, any change, circumstances or effect or any breach of the provisions of this Agreement that, individually or in the aggregate with all other changes, circumstances and effects or breaches, is or would reasonably be expected to be materially adverse to (a) the business condition or results of operations of such entity and its subsidiaries taken as a whole, or (b) the ability of such party to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, any change, circumstance or effect relating (i) to the economy or financial markets in general, (ii) any industry in which the Company operates in general not specifically relating to the Company or (iii) to applicable law shall not constitute a Material Adverse Effect on the Company.

                  (h) "Ordinary Course of Business" means the ordinary course of business consistent with past practice, including with respect to quantity and frequency.

                  (i) "Person" means an individual, corporation, partnership, limited liability company or other entity or association.

                  (j) "Taxes" means all taxes, charges, fees, imposts, levies or other assessments of any kind, including, without limitation, all income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), including any transferee liability in respect of taxes and any liability under any tax sharing, tax indemnity, tax allocation or similar agreement (whether or not written).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in the United States of America as of the date first above written.


                                          WORLD ACCESS, INC.


                                          By:   /s/ Mark A. Gergel
                                             -----------------------------------
                                                Mark A. Gergel
                                                EVP and Chief Financial Officer



                                          BATM ADVANCED COMMUNICATIONS LIMITED


                                          By:   /s/ Ofer Bar-Ner
                                             -----------------------------------
                                                Ofer Bar-Ner
                                                Chief Financial Officer